Exhibit 2

PDMR Dealings

LONDON, UK, and RALEIGH, NC, July 17, 2020 – Verona Pharma plc (AIM: VRP) (Nasdaq: VRNA) (“Verona Pharma” or the “Company”), a clinical-stage biopharmaceutical company focused on respiratory diseases, provides further details regarding the transactions by persons discharging managerial responsibilities (“PDMRs”) in connection with the $200 million Financing announced earlier today.

Capitalised terms in this announcement have the same meanings to those defined in the Financing announcement which was released at 7.00 a.m. on July 17, 2020, unless otherwise indicated.

PDMR Purchases

Verona Pharma notifies the following transactions by PDMRs in its Ordinary Shares or ADSs through participation in the Financing.

PDMR Name	No. of Ordinary Shares to be purchased	No. of ADSs to be purchased	Total consideration	Total number of Ordinary Shares or ADSs held following Closing	Interest in Company following Closing

David Ebsworth	222,216	-	£99,659.71	617,603 (ordinary shares)	0.13%

David Zaccardelli	-	55,555	$249,997.50	77,829 (ADSs)	0.13%

Anders Ullman	-	33,333	$149,998.50	33,333 (ADSs)	0.06%

Martin Edwards	-	6,666	$29,997	6,666 (ADSs)	0.01%

Mark Hahn	-	22,223	$100,003.50	33,360 (ADSs)	0.06%

The Company notes that participation of Mr Vikas Sinha as disclosed in the Financing announcement is not required to be notified as a PDMR dealing as the subscription was not made by Mr Sinha, nor any persons closely associated with him (in accordance with the definitions under MAR) but was made by the trustees of certain family members of Mr Sinha.

For further information, please contact:

Verona Pharma plc	Tel: +44 (0)20 3283 4200
David Zaccardelli, Chief Executive Officer	info@veronapharma.com
Victoria Stewart, Director of Communications

N+1 Singer (Nominated Adviser and UK Broker)	Tel: +44 (0)20 7496 3000
Aubrey Powell / George Tzimas / Iqra Amin (Corporate Finance)
Tom Salvesen (Corporate Broking)

1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	Dr David Ebsworth
2	Reason for the notification
a)	Position/status	Non-Executive Chairman
b)	Initial notification /Amendment	Initial Notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	Verona Pharma plc
b)	Legal Entity Identifier	213800EVI6O6J3TIAL06
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument	Ordinary Shares
	Identification code	ISIN Code: GB00BYW2KH80
b)	Nature of the transaction	Purchase of Ordinary Shares

c)	Price(s) and volume(s)	Price(s)	Volume(s)
		£0.45	222,216 Ordinary Shares

d)	Aggregated information - Aggregated volume - Price	N/A (single transaction)
e)	Date of the transaction	14 July 2020
f)	Place of the transaction	London Stock Exchange, AIM

1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	Dr David Zaccardelli
2	Reason for the notification
a)	Position/status	Chief Executive Officer
b)	Initial notification /Amendment	Initial Notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	Verona Pharma plc
b)	Legal Entity Identifier	213800EVI6O6J3TIAL06
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument	American Depositary Shares (“ADSs”), each representing 8 Ordinary Shares.
	Identification code	ISIN Code: US9250501064
b)	Nature of the transaction	Subscription to purchase ADSs

c)	Price(s) and volume(s)	Price(s)	Volume(s)
		$4.50	55,555 ADSs

d)	Aggregated information - Aggregated volume - Price	N/A (single transaction)
e)	Date of the transaction	14 July 2020
f)	Place of the transaction	NASDAQ

1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	Dr Anders Ullman
2	Reason for the notification
a)	Position/status	Non-Executive Director
b)	Initial notification /Amendment	Initial Notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	Verona Pharma plc
b)	Legal Entity Identifier	213800EVI6O6J3TIAL06
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument	American Depositary Shares (“ADSs”), each representing 8 Ordinary Shares.
	Identification code	ISIN Code: US9250501064
b)	Nature of the transaction	Subscription to purchase ADSs

c)	Price(s) and volume(s)	Price(s)	Volume(s)
		$4.50	33,333 ADSs

d)	Aggregated information - Aggregated volume - Price	N/A (single transaction)
e)	Date of the transaction	14 July 2020
f)	Place of the transaction	NASDAQ

1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	Dr Martin Edwards
2	Reason for the notification
a)	Position/status	Non-Executive Director
b)	Initial notification /Amendment	Initial Notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	Verona Pharma plc
b)	Legal Entity Identifier	213800EVI6O6J3TIAL06
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument	American Depositary Shares (“ADSs”), each representing 8 Ordinary Shares.
	Identification code	ISIN Code: US9250501064
b)	Nature of the transaction	Subscription to purchase ADSs

c)	Price(s) and volume(s)	Price(s)	Volume(s)
		$4.50	6,666 ADSs

d)	Aggregated information - Aggregated volume - Price	N/A (single transaction)
e)	Date of the transaction	14 July 2020
f)	Place of the transaction	NASDAQ

1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	Mark Hahn
2	Reason for the notification
a)	Position/status	Chief Financial Officer
b)	Initial notification /Amendment	Initial Notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	Verona Pharma plc
b)	Legal Entity Identifier	213800EVI6O6J3TIAL06
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument	American Depositary Shares (“ADSs”), representing 8 Ordinary Shares.
	Identification code	ISIN Code: US9250501064
b)	Nature of the transaction	Subscription to purchase ADSs

c)	Price(s) and volume(s)	Price(s)	Volume(s)
		$4.50	22,223

d)	Aggregated information - Aggregated volume - Price	N/A (single transaction)
e)	Date of the transaction	14 July 2020
f)	Place of the transaction	NASDAQ